Exhibit 99.1

Shutterstock Reports Fourth Quarter And Full Year 2015 Financial Results

Full Year 2015 Highlights:

•	Revenue increased 30% to $425.1 million

•	Adjusted EBITDA increased 19% to $84.7 million

•	Non-GAAP Net Income per diluted share increased 14% to $1.22

•	Repurchased $15.6 million of stock in the fourth quarter

•	Paid downloads increased 17% and revenue per download increased 10%

•	Image collection expanded 53% to 71.4 million images and video collection expanded 61% to 3.7 million video clips

•	Acquired PremiumBeat and Rex Features in January 2015

New York - February 24, 2016 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Founder and CEO Jon Oringer said “2015 was another year of sustained operating momentum and strong financial growth as Shutterstock continued to focus on providing the highest quality content and an unmatched user experience to our expanding customer base. We significantly increased our traditional image and video libraries while diversifying our product offering to include extensive music and editorial content, further meeting the evolving needs of our diverse users. We continued to innovate, building on our industry leading search capabilities and introducing new workflow tools to increase engagement with our customers. In 2016, we once again expect to deliver strong financial results as we invest in new technology solutions and expanded product offerings that will enable us to drive long-term value."

FULL YEAR RESULTS

Revenue

Full year revenue of $425.1 million increased $97.2 million or 30% as compared to the full year 2014, primarily due to a 17% increase in the number of paid downloads, mainly due to new customers, as well as from a 10% increase in revenue per download driven by growth in both on-demand offerings and enterprise sales.  Current year results also included contributions from PremiumBeat and Rex Features, which were acquired during the first quarter of 2015.  Excluding contributions from these acquired businesses and the impact of foreign currency, total Company revenue growth was approximately 27% in 2015.

Adjusted EBITDA

Adjusted EBITDA of $84.7 million increased $13.6 million or 19% as compared to the full year 2014 as the 30% revenue growth was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, 2015 included higher personnel and marketing expenses to support growth, severance costs associated with executive management and operating costs from businesses acquired during the first quarter of 2015.  Excluding the contributions from these businesses, as well as severance costs associated with executive management and the impact of foreign currency, Adjusted EBITDA growth was approximately 31% in 2015 as compared to 2014.  Adjusted EBITDA is defined as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders of $19.6 million ($0.54 per diluted share) for the full year decreased 11% as compared with $22.0 million ($0.61 per diluted share) a year ago as the improved operating performance was partially offset by an increase in non-cash equity-based compensation expense, changes in the fair value of contingent consideration, amortization of acquisition related intangible assets and an unrealized non-cash loss associated with foreign currency movements.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, changes in fair value of contingent consideration related to acquisitions, and amortization of acquisition related intangible assets, was $44.2 million ($1.22 per diluted share) for the full year, an increase of 14% as compared to $38.6 million ($1.07 per diluted share) in 2014.

FOURTH QUARTER RESULTS

Revenue

Fourth quarter revenue of $116.0 million increased $24.8 million or 27% as compared to the fourth quarter of 2014, primarily due to a 19% increase in the number of paid downloads, mainly due to new customers, as well as from a 7% increase in revenue per download driven by growth in both on-demand offerings and enterprise sales.  Fourth quarter results also included contributions from PremiumBeat and Rex Features, which were acquired during the first quarter of 2015.  Excluding contributions from these acquired businesses and the impact of foreign currency, total Company revenue growth was approximately 24% in the fourth quarter.

Adjusted EBITDA

Adjusted EBITDA of $25.6 million increased $3.1 million or 14% as compared to the fourth quarter of 2014 as the 27% revenue growth was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, the fourth quarter of 2015 included higher personnel and marketing expenses to support growth, severance costs associated with executive management and operating costs from businesses acquired during the first quarter of 2015.  Excluding the contributions from these businesses, as well as severance costs associated with executive management and the impact of foreign currency, Adjusted EBITDA growth was approximately 25% in the fourth quarter as compared to the fourth quarter of 2014.  Adjusted EBITDA is defined as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders of $6.9 million ($0.19 per diluted share) for the fourth quarter decreased slightly as compared with $7.0 million ($0.20 per diluted share) in the fourth quarter a year ago as the improved operating performance and a decrease in non-cash equity-based compensation expense was more than offset by changes in the fair value of contingent consideration and amortization of acquisition related intangible assets.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, changes in fair value of contingent consideration related to acquisitions, and amortization of acquisition related intangible assets, was $13.8 million ($0.38 per diluted share) for the fourth quarter, an increase of 8% as compared to $12.8 million ($0.36 per diluted share) in the fourth quarter of 2014.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments totaled $288.4 million at December 31, 2015 as compared to $288.3 million at December 31, 2014, primarily reflecting the $85.3 million of cash generated from operations, which was partially offset by cash paid for acquisitions of approximately $65.0 million and cash used to repurchase shares of approximately $15.6 million.  The Company generated $25.9 million of cash from operations in the fourth quarter of 2015, as compared to $23.4 million in the fourth quarter of 2014.

Free cash flow was $68.3 million for the full year, an increase of $4.2 million from 2014, as the improved operating performance and lower spending on capital expenditures and content acquisitions were partially offset by working capital fluctuations.  Free cash flow was $21.0 million for the fourth quarter, a decrease of $0.4 million from the fourth quarter of 2014, as the improved operating performance was more than offset by increased capital expenditures and content acquisitions as well as working capital fluctuations.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the fourth quarter, the Company repurchased approximately 460,000 shares of its stock, pursuant to its existing $100 million stock repurchase program, at an average price per share of $34.01 for a total of $15.6 million. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions, except revenue per download)
Number of paid downloads	39.8	33.5	147.2	125.9
Revenue per download (1)	$2.86	$2.68	$2.84	$2.58
Images in our collection (end of period) (2)	71.4	46.8	71.4	46.8
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2016 are as follows:

Full Year 2016

•	Revenue of $495 - $510 million (17% - 20% growth)

•	Adjusted EBITDA of $95 - $100 million (12% - 18% growth)

•	Non-cash equity-based compensation expense of approximately $35 million

•	Capital expenditures of approximately $25 million

NON-GAAP FINANCIAL MEASURES

Shutterstock considers Adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition related intangible assets and changes in the fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between Adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its fourth quarter financial results during a teleconference today, February 24, 2016, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (877) 306-0077 or outside the U.S. at (678) 562-4243 with the conference ID# 24579053.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until March 2, 2016 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 24579053.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 100,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 70 million images and nearly 4 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to drive long-term value, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; our inability to effectively manage our growth: failure to respond to technological changes or upgrade Shutterstock's website and technology systems; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally, including fluctuations in currency exchange rates; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Niamh Hughes	Craig Felenstein
917 563 4991	212 598 9440
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenue	$116,002	$91,226	$425,149	$327,971

Operating expenses:
Cost of revenue	47,944	35,603	174,526	130,022
Sales and marketing	26,709	21,235	106,636	82,125
Product development	9,622	11,379	41,322	38,301
General and administrative	16,698	10,671	61,647	38,487
Total operating expenses	100,973	78,888	384,131	288,935
Income from operations	15,029	12,338	41,018	39,036
Other expense, net	(3,360)	(532)	(6,746)	(859)
Income before income taxes	11,669	11,806	34,272	38,177
Provision for income taxes	4,800	4,773	14,720	16,088
Net income	$6,869	$7,033	$19,552	$22,089
Less:
Undistributed earnings to participating stockholder	—	12	2	42
Net income available to common stockholders	$6,869	$7,021	$19,550	$22,047

Net income per common share available to common stockholders:
Basic	$0.19	$0.20	$0.54	$0.63
Diluted	$0.19	$0.20	$0.54	$0.61

Weighted average common shares outstanding:
Basic	35,975	35,452	35,880	35,235
Diluted	36,468	36,001	36,319	35,913

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$241,304	$233,453
Short-term investments	47,078	54,844
Credit card receivables	2,811	2,451
Accounts receivable, net	25,653	15,251
Prepaid expenses and other current assets	11,713	12,141
Deferred tax assets, net	7,116	5,390
Total current assets	335,675	323,530
Property and equipment, net	32,094	26,744
Intangibles assets, net	29,781	4,934
Goodwill	50,934	10,186
Deferred tax assets, net	18,691	16,484
Other assets	1,946	1,899
Total assets	$469,121	$383,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,816	$5,334
Accrued expenses	30,696	24,982
Contributor royalties payable	17,822	11,933
Income taxes payable	953	91
Deferred revenue	98,239	75,789
Other liabilities	6,258	2,198
Total current liabilities	160,784	120,327
Deferred tax liability, net	3,778	—
Other non-current liabilities	15,994	12,017
Total liabilities	180,556	132,344
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,146 and 35,603 shares issued and 35,686 and 35,603 shares outstanding as of December 31, 2015 and December 31, 2014, respectively	361	356
Treasury stock, at cost; 460 shares as of December 31, 2015	(15,635)	—
Additional paid-in capital	213,851	174,821
Accumulated other comprehensive loss	(6,449)	(629)
Retained earnings	96,437	76,885
Total stockholders’ equity	288,565	251,433
Total liabilities and stockholders’ equity	$469,121	$383,777

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, per share information)
(Unaudited)
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income	$6,869	$7,033	$19,552	$22,089
Add:
(a) Depreciation and amortization	4,478	2,160	14,841	7,917
(b) Write-off of property and equipment	—	—	—	367
(c) Non-cash equity-based compensation	6,089	8,040	28,860	23,768
(d) Other expense, net	3,360	532	6,746	859
(e) Provision for income taxes	4,800	4,773	14,720	16,088
Adjusted EBITDA (1)	$25,596	$22,538	$84,719	$71,088
Adjusted EBITDA per diluted common share	$0.70	$0.63	$2.33	$1.98

Weighted average diluted shares	36,468	36,001	36,319	35,913

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$6,869	$7,033	$19,552	$22,089
Add (net of tax effect):
(a) Non-cash equity-based compensation	4,060	5,487	18,712	15,960
(b) Acquisition related amortization expense	767	105	2,864	347
(c) Change in fair value of contingent consideration	2,140	131	3,053	200
Non-GAAP net income	$13,836	$12,756	$44,181	$38,596
Non-GAAP net income per diluted common share	$0.38	$0.35	$1.22	$1.07

Weighted average diluted shares	36,468	36,001	36,319	35,913

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$25,882	$23,360	$85,331	$82,859
Capital expenditures and content acquisition	(4,919)	(2,006)	(16,984)	(18,671)
Free cash flow	$20,963	$21,354	$68,347	$64,188

Adjusted EBITDA	$25,596	$22,538	$84,719	$71,088
Add/(less):
(a) Changes in operating assets and liabilities	3,310	9,552	20,880	45,752
(b) Provision for income taxes	(4,800)	(4,773)	(14,720)	(16,088)
(c) Deferred income taxes	(253)	(716)	(4,840)	(4,897)
(d) Tax benefit from exercise/vesting of equity awards	56	(2,913)	(1,685)	(13,137)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	2,003	114	2,953	800
(f) Other expense, net	(3,360)	(532)	(6,746)	(859)
(g) Change in fair value of contingent consideration	3,330	90	4,770	200
Net cash provided by operating activities	$25,882	$23,360	$85,331	$82,859
_______________________________________________________________________________________________________________________
(1)  Earnings/(loss) before other income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

SHUTTERSTOCK, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in thousands)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$452	$330	$1,896	$1,283
Sales and marketing	410	1,223	4,520	3,912
Product development	1,702	3,068	7,565	7,597
General and administrative	3,525	3,419	14,879	10,976
Total	$6,089	$8,040	$28,860	$23,768

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$418	$23	$1,488	$99
General and administrative	852	143	3,257	452
Total	$1,270	$166	$4,745	$551

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$1,906	$1,144	$5,666	$4,282
General and administrative	1,302	850	4,430	3,084
Total	$3,208	$1,994	$10,096	$7,366

Historical Operating Metrics

	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15
	(in millions, except revenue per download)
Number of paid downloads	28.0	29.7	31.5	31.2	33.5	33.4	35.9	38.1	39.8
Revenue per download (1)	$2.43	$2.45	$2.52	$2.65	$2.68	$2.87	$2.85	$2.76	$2.86
Images in collection (end of period) (2)	32.2	35.4	38.8	42.7	46.8	51.6	57.2	63.7	71.4
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.